Exhibit 99.1

CNET NETWORKS ADOPTS STOCKHOLDER RIGHTS PLAN

SAN FRANCISCO – January 11, 2008 – CNET Networks, Inc. (Nasdaq: CNET) announced today that its Board of Directors adopted a Stockholder Rights Plan in which one preferred stock purchase right will be distributed as a dividend on each common share held of record as of the close of business on January 21, 2008 (the “Rights”).

The Rights Plan is designed to deter coercive takeover tactics and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company’s stockholders. The Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.

Each Right, if and when it becomes exercisable, entitles the holder to buy one one-thousandth of a share of a new series of junior participating preferred stock for $35.00. If any person or group becomes the beneficial owner of 15% or more of the Company’s common stock at any time after the date of the Rights Plan (with certain limited exceptions), then each Right not owned by such holder will entitle its holder to purchase, at the Right’s then-current exercise price, common shares having a market value of twice the Right’s then-current exercise price. In addition, if, after any person has become a 15% or more stockholder, the Company is involved in a merger or other business combination transaction with another person, each Right will entitle its holder (other than such 15% or more stockholder) to purchase, at the Right’s then-current exercise price, common shares of the acquiring company having a value of twice the Right’s then-current exercise price.

Further details about the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by the Company.

Safe Harbor

This press release includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are only effective as of the date of this press release and CNET Networks undertakes no duty to publicly revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise. The forward-looking statements in this release are identified by the words “expect,” “estimate,” “target,” “believe,” “goal,” “anticipate,” “intend” and similar expressions or are otherwise identified in the context in which they are made as being forward-looking. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. The risks and uncertainties that could cause actual results to differ materially from those projected include: a lack of growth or a decrease in marketing spending on the Internet due to failure of marketers to adopt the Internet as an advertising medium at the rate that we currently anticipate; a lack of growth or decrease in marketing spending on CNET Networks’

properties in particular, which could be prompted by competition from other media outlets, both on and off the Internet; dissatisfaction with CNET Networks’ services, or economic difficulties in our clients’ businesses; an increase in the competitiveness of the market for qualified employees or changes in our stock price or volatility, both of which could increase our estimated stock compensation expenses; economic conditions such as weakness in corporate or consumer spending, which could prompt a reduction in overall advertising expenditures or expenditures specifically on our properties; the failure of existing advertisers to meet or renew their advertising commitments as we anticipate, which would cause us to not meet our financial projections; the failure to attract advertisers outside of our traditional technology and consumer electronics categories, which would cause us to not meet our financial projections; a continued decline in revenues from our print publications as advertising dollars shift to other media; the acquisition of businesses or the launch of new lines of business, which could decrease our cash position, increase operating expense, and dilute operating margins; an increase in intellectual property licensing fees, which could increase operating expense, including amortization; the risk of future impairment of our intangible assets, goodwill or investments based on a decline in our business or investments; and general risks associated with our business. For additional discussion regarding the risks related to CNET Networks’ business, see its Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq: CNET) is an interactive media company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include BNET, CHOW, CNET, GameSpot, and TV.com. Founded in 1992, CNET Networks has a strong presence in the US, Asia, and Europe.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

CNET Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNET Networks in connection with the upcoming annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in connection with the matters to be voted on at the annual meeting will be included in the proxy statement filed by CNET Networks in connection with the annual meeting. In addition, CNET Networks files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from CNET Networks at www.cnetnetworks.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Contact:

CNET Networks, Inc.

Sarah Cain, 415-344-2218 (Media)

sarah.cain@cnet.com

Cammeron McLaughlin, 415-344-2844 (Investors)

cammeron.mclaughlin@cnet.com

James Golden / Joele Frank

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449 ext. 121